Exhibit (G)(2)

THOMPSON IM FUNDS, INC.

THIRD AMENDMENT TO THE AMENDED AND RESTATED CUSTODY AGREEMENT

THIS THIRD AMENDMENT, dated as of the last date on the signature page hereto, to the Amended and Restated Custody Agreement, dated as of May 9, 2013, as amended (the "Agreement"), is entered into by and between Thompson IM Funds, Inc., a Wisconsin corporation (the "Corporation") and U.S. Bank, N.A., a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the Corporation and the Custodian desire to amend the fees of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto as of September 1, 2018.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

THOMPSON IM FUNDS, INC.		U.S. BANK, N.A.

By:	/s/ Jason L. Stephens	By:	/s/ Anita M. Zagrodnik

Name:	Jason L. Stephens	Name:	Anita M. Zagrodnik

Title:	Chief Executive Officer	Title:	Senior VP

Date:	8/20/18	Date:	8/23/18

Amended Exhibit C to the Custody Agreement – Thompson IM Funds, Inc.

Annual Fees effective September 1, 2018 through September 1, 2021

Annual Fee Based Upon Fund Assets for Entire Fund Complex*

[   ] basis point on the first [   ] of average daily market value of all long securities and cash held in the complex.

[   ] basis points on the next [   ]

[   ] basis points on the balance

Minimum annual fee per fund - $[    ]

Plus portfolio transaction fees

Portfolio Transaction Fees

$ [   ] per book entry DTC transaction

$ [   ] per principal paydown

$ [   ] per US Bank repurchase agreement transaction, reverse repurchase agreement, time deposit/CD or other non-depository transaction.

$ [   ] per option/SWAPS/future contract written, exercised or expired

$ [   ] per book entry Federal Reserve transaction

$ [   ] per mutual fund trade

$ [   ] per physical security transaction

$ [   ] per disbursement (waived if U.S. Bancorp is Administrator)

$ [   ] per Fed Wire

$ [   ] per margin variation Fed wire

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Securities Lending and Money Market Deposit Account (MMDA)

▪        Negotiable

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Chief Compliance Officer Support Fee*

$[   ] annually

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

See Additional Services fee schedule for global servicing.

$[   ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

Class Action Services – $[   ] filing fee per class action per account, plus [   ]% of gross proceeds, up to a maximum per recovery not to exceed $[   ].

No charge for the initial conversion free receipt.

Overdrafts – charged to the account at prime interest rate plus [   ] unless a line of credit is in place.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average

Fees are calculated pro rata and billed monthly.

Amended Exhibit C (continued) – Additional Global Sub-Custodial Services
Annual Fee Schedule effective September 1, 2018 through September 1, 2021

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	[ ]	$[ ]	Lebanon	All	[ ]	$[ ]
Australia	All	[ ]	$[ ]	Lithuania	All	[ ]	$[ ]
Austria	All	[ ]	$[ ]	Luxembourg	All	[ ]	$[ ]
Bahrain	All	[ ]	$[ ]	Malaysia	All	[ ]	$[ ]
Bangladesh	All	[ ]	$[ ]	Mali	All	[ ]	$[ ]
Belgium	All	[ ]	$[ ]	Malta	All	[ ]	$[ ]
Benin*	All	[ ]	$[ ]	Mauritius	All	[ ]	$[ ]
Bermuda	All	[ ]	$[ ]	Mexico	All	[ ]	$[ ]
Botswana	All	[ ]	$[ ]	Morocco	All	[ ]	$[ ]
Brazil	All	[ ]	$[ ]	Namibia	All	[ ]	$[ ]
Bulgaria	All	[ ]	$[ ]	Netherlands	All	[ ]	$[ ]
Burkina Faso	All	[ ]	$[ ]	New Zealand	All	[ ]	$[ ]
Canada	All	[ ]	$[ ]	Niger	All	[ ]	$[ ]
Cayman Islands*	All	[ ]	$[ ]	Nigeria	All	[ ]	$[ ]
Channel Islands*	All	[ ]	$[ ]	Norway	All	[ ]	$[ ]
Chile	All	[ ]	$[ ]	Oman	All	[ ]	$[ ]
China	All	[ ]	$[ ]	Pakistan	All	[ ]	$[ ]
Columbia	All	[ ]	$[ ]	Peru	All	[ ]	$[ ]
Costa Rica	All	[ ]	$[ ]	Philippines	All	[ ]	$[ ]
Croatia	All	[ ]	$[ ]	Poland	All	[ ]	$[ ]
Cyprus	All	[ ]	$[ ]	Portugal	All	[ ]	$[ ]
Czech Republic	All	[ ]	$[ ]	Qatar	All	[ ]	$[ ]
Denmark	All	[ ]	$[ ]	Romania	All	[ ]	$[ ]
Ecuador	All	[ ]	$[ ]	Russia	Equities	[ ]	$[ ]
Egypt	All	[ ]	$[ ]	Senegal	All	[ ]	$[ ]
Estonia	All	[ ]	$[ ]	Singapore	All	[ ]	$[ ]
Euromarkets**	All	[ ]	$[ ]	Slovak Republic	All	[ ]	$[ ]
Finland	All	[ ]	$[ ]	Slovenia	All	[ ]	$[ ]
France	All	[ ]	$[ ]	South Africa	All	[ ]	$[ ]
Germany	All	[ ]	$[ ]	South Korea	All	[ ]	$[ ]
Ghana	All	[ ]	$[ ]	Spain	All	[ ]	$[ ]
Greece	All	[ ]	$[ ]	Sri Lanka	All	[ ]	$[ ]
Guinea Bissau	All	[ ]	$[ ]	Swaziland	All	[ ]	$[ ]
Hong Kong	All	[ ]	$[ ]	Sweden	All	[ ]	$[ ]
Hungary	All	[ ]	$[ ]	Switzerland	All	[ ]	$[ ]
Iceland	All	[ ]	$[ ]	Taiwan	All	[ ]	$[ ]
India	All	[ ]	$[ ]	Thailand	All	[ ]	$[ ]
Indonesia	All	[ ]	$[ ]	Togo	All	[ ]	$[ ]
Ireland	All	[ ]	$[ ]	Tunisia	All	[ ]	$[ ]
Israel	All	[ ]	$[ ]	Turkey	All	[ ]	$[ ]
Italy	All	[ ]	$[ ]	UAE	All	[ ]	$[ ]
Ivory Coast	All	[ ]	$[ ]	United Kingdom	All	[ ]	$[ ]
Japan	All	[ ]	$[ ]	Ukraine	All	[ ]	$[ ]
Jordan	All	[ ]	$[ ]	Uruguay	All	[ ]	$[ ]
Kazakhstan	All	[ ]	$[ ]	Venezuela	All	[ ]	$[ ]
Kenya	All	[ ]	$[ ]	Vietnam	All	[ ]	$[ ]
Kuwait	All	[ ]	$[ ]	Zambia	All	[ ]	$[ ]
Latvia	Equities	[ ]	$[ ]	Zimbabwe	All	[ ]	$[ ]

Safekeeping and transaction fees assessed on security and currency transactions.

* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets

**Tiered by market value:<$[   ]:[   ]bp, >$[   ] and <$[   ]:.[   ] bpts;>$[   ].[   ]bpts

**Euromarkets – Non-Eurobonds:Surcharges vary by local market.

Amended Exhibit C (continued) – Additional Global Sub-Custodial Services

Annual Fee Schedule effective September 1, 2018 through September 1, 2021

Annual Base Fee - A monthly minimum charge per account (fund) will apply based on the number of foreign securities held. If no global securities are held within a given month, the monthly base charge will not apply for that month.

▪	[ ] foreign securities: $[ ]
▪	[ ] foreign securities: $[ ]
▪	Over [ ] foreign securities: $[ ]
▪	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than [   ] ([   ]) months with the client will be charged $[   ] per claim.

Miscellaneous Expenses

▪	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges, or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
▪	A surcharge may be added to certain Miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
▪	SWIFT reporting and message fees.